UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2007
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 5.02 below — “Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers —Employment and Stock Option Agreement for Chief Executive Officer.”

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment and Stock Option Agreement for Chief Executive Officer

On January 18, 2007, Imaging Diagnostic Systems, Inc. (the “Company”) entered into a three-year employment agreement (the “Agreement”) and an accompanying stock option agreement with Timothy B. Hansen, Chief Executive Officer. The Agreement replaces the initial three-year employment agreement between the Company and Mr. Hansen dated July 8, 2004. The Agreement is for a three-year term commencing January 18, 2007, and provides an annual base salary of $260,000 per annum. The option agreement provides an option to purchase 3,000,000 shares of the Company’s common stock which shall vest and become exercisable in 500,000-share increments every six months beginning July 18, 2007. The option exercise price per share is $.09.

Attached and incorporated by reference: Exhibit 10.73 - Employment Agreement and Exhibit 10.74 - Stock Option Agreement.

Item 8.01 Other Events

Attached as Exhibit 99.1 and incorporated by reference is a copy of the Company’s press release dated January 22, 2007, announcing that the Company has renewed the employment contract of its CEO, Timothy B. Hansen, for three years through January 2010.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.73	Employment Agreement dated as of January 18, 2007, between Imaging Diagnostic Systems, Inc. and Timothy B. Hansen.
10.74	Stock Option Agreement dated as of January 18, 2007, between Imaging Diagnostic Systems, Inc. and Timothy B. Hansen.
99.1	Press release dated January 22, 2007 - Imaging Diagnostic Systems Renews CEO’s Three-Year Contract.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: January 23, 2007	By:	/s/ Allan L. Schwartz
Allan L. Schwartz
Executive Vice President
Chief Financial Officer